EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 59 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

/s/ Susan A. Pereira
Susan A. Pereira
Vice President and Senior Counsel

Boston, Massachusetts

August 27, 2018